Exhibit 99.1

Premiere Global Services Reports First Quarter 2008 Results:
Revenues up 13% to $152.9M, Pro Forma Diluted EPS up 32% to $0.25(a)

ATLANTA--(BUSINESS WIRE)--Premiere Global Services, Inc. (NYSE: PGI), a global provider of on-demand, communication technologies-based business process improvement solutions, today announced results for the first quarter ended March 31, 2008.

Consolidated net revenues increased 12.7% to $152.9 million in the first quarter of 2008, compared to $135.6 million in the first quarter of 2007. In the first quarter of 2008, operating income totaled $19.6 million, net income totaled $12.0 million and diluted EPS totaled $0.20, compared to $14.7 million, $8.9 million and $0.13, respectively, in the first quarter of 2007. Pro forma diluted EPS totaled $0.25(a) in the first quarter of 2008, excluding equity-based compensation of $3.5 million, amortization of $4.2 million and other insignificant items.

“We are very pleased with our first quarter financial results, but we are even more excited about the progress our Company is making toward our goal of becoming the leading provider of communication technologies for business process improvement,” said Boland T. Jones, Founder, Chairman and CEO of Premiere Global Services, Inc. “The value our PGi Communications Operating System provides to our customers, we believe, is illustrated by our solid performance against the headwinds of a slow economy and tighter capital spending.”

First Quarter 2008 Accomplishments

  Sold additional PGiSMCOS solutions to 500 existing customers, and sold more than 170 new customers multiple PGiCOS solutions at the time of initial contract.
  Generated greater than 5,000 leads on the web, resulting in more than 1,000 new customers for our SMB sales channel.

  Enhanced our web site at PGiConnect.com with a new developer community and a new customer video testimonial section.
  Launched new PGiCOS applications, including PGiNotifySMMeds and the PGi Accounts Receivable Management Portal.

PGi Communications Operating System Revenue Detail

Conferencing & Collaboration Solutions remains the largest of the PGi Communications Operating System’s five solution sets. Conferencing & Collaboration Solutions revenue grew by 23.9% to $105.1 million in the first quarter of 2008, versus $84.8 million in the first quarter of 2007.

In the first quarter of 2008, revenue in the Company’s reportable segments increased from the comparable prior year quarter as follows:

  North America grew 8.0% to $95.0 million, versus $88.0 million;
  Europe increased 20.5% to $30.0 million, versus $24.9 million and;
  Asia Pacific grew 22.9% to $27.9 million, versus $22.7 million.

Financial Outlook

The following statements are based on Premiere Global Services’ current expectations as of April 17, 2008. These statements contain forward-looking statements and Company estimates, and actual results may differ materially. The Company assumes no duty to update any forward-looking statements made in this press release. A discussion concerning forward-looking statements is included at the end of this press release and in the Company’s filings with the Securities and Exchange Commission.

The Company reaffirms its previous financial outlook for 2008 as follows: revenues are projected to increase greater than 10% and diluted EPS is projected to grow at least 20% in 2008 compared to 2007. Capital expenditures are expected to decline as a percentage of revenues in 2008 from 2007 levels.

(a) To supplement the Company’s consolidated financial statements presented in accordance with GAAP, we have included the following non-GAAP measures of financial performance: pro forma operating income, pro forma net income and pro forma diluted EPS. Management uses these measures internally as a means of analyzing the Company’s current and future financial performance and identifying trends in our financial condition and results of operations. We have provided this information to investors to assist in meaningful comparisons of past, present and future operating results and to assist in highlighting the results of ongoing core operations. Please see the table attached for calculation of these non-GAAP financial measures and for reconciliation to the most directly comparable GAAP measures. These non-GAAP financial measures may differ materially from comparable or similarly titled measures provided by other companies and should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

Conference Call

The Company will hold a conference call at 5:00 p.m. Eastern this afternoon to discuss these results. To participate in the call, please dial-in to the appropriate number 5-10 minutes prior to the scheduled start time: (888) 737-3662 (US & Canada) or (913) 312-1226 (International). The conference call will be simultaneously broadcast over the Internet via SoundCast®, a Premiere Global service, and can be accessed at PremiereGlobal.com/IR. You may also follow this link for details on the Internet replay, podcast and for the text of the earnings release, including the financial and statistical information to be presented in the call.

A replay will be available following the call at 8:00 p.m. Eastern tonight through midnight Eastern April 25, 2008, and can be accessed by calling (888) 203-1112 (US & Canada) or (719) 457-0820 (International). The confirmation code is 7877684. The Webcast of this call will be archived on the Company’s Website at PremiereGlobal.com/IR.

About Premiere Global Services, Inc.

Premiere Global Services, Inc. is a global provider of on-demand, communication technologies-based business process improvement solutions. Our Premiere Global Communications Operating System supports business applications within the following solution sets: Conferencing & Collaboration, Desktop Document Solutions, Enterprise Document Solutions, Notifications & Reminders, and eMarketing.

Headquartered in Atlanta, Georgia, and with presence in 23 countries worldwide, Premiere Global delivers solutions to an established customer base of over 50,000 companies, including nearly 95% of the Fortune 500. Additional information can be found at PremiereGlobal.com.

Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services' forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological change; the development of alternatives to our services; market acceptance of our new services and enhancements; integration of acquired companies; service interruptions; increased financial leverage; our dependence on our subsidiaries for cash flow; continued weakness in our legacy broadcast fax business; foreign currency exchange rates; possible adverse results of pending or future litigation or infringement claims; federal or state legislative or regulatory changes, including government regulations applicable to traditional telecommunications service providers; general domestic and international economic, business or political conditions; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited to the "Risk Factors" sections of our Annual Report on Form 10-K for the year ended December 31, 2007. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.

PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended
	March 31,
	2008	2007
	(Unaudited)

Net revenues	$152,854	$135,626
Operating expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	61,662	53,896
Selling and marketing	40,214	36,468
General and administrative	16,233	16,573
Research and development	3,696	3,431
Depreciation	7,247	7,089
Amortization	4,243	3,552
Restructuring costs	-	(130)
Total operating expenses	133,295	120,879

Operating income	19,559	14,747

Other (expense) income
Interest expense	(4,629)	(2,302)
Interest income	213	100
Other, net	837	458
Total other (expense) income	(3,579)	(1,744)

Income before income taxes	15,980	13,003
Income tax expense	3,960	4,056
Net Income	$12,020	$8,947

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING:	59,331	67,697

Basic earnings per share from net income	$0.20	$0.13

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING:	60,497	68,776

Diluted earnings per share from net income	$0.20	$0.13

PREMIERE GLOBAL SERVICES, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	March 31,	December 31,
	2008	2007
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and equivalents	$22,753	$18,259
Accounts receivable (less allowances of
$4,001 and $4,526, respectively)	101,939	89,683
Prepaid expenses and other current assets	9,256	13,066
Deferred income taxes, net	8,595	5,522
Total current assets	142,543	126,530

PROPERTY AND EQUIPMENT, NET	119,713	110,767

OTHER ASSETS
Goodwill	340,602	337,246
Intangibles, net of amortization	39,660	43,115
Deferred income taxes, net	-	1,018
Other assets	9,510	5,411
	$652,028	$624,087

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$55,831	$51,631
Income taxes payable	5,922	4,497
Accrued taxes	4,378	8,076
Accrued expenses	36,238	37,276
Current maturities of long-term debt and capital lease obligations	1,915	1,664
Accrued restructuring costs	1,006	1,717
Total current liabilities	105,290	104,861

LONG-TERM LIABILITIES
Long-term debt and capital lease obligations	271,704	267,817
Accrued restructuring costs	1,385	1,575
Accrued expenses	9,747	7,627
Deferred income taxes, net	1,476	-
Total long-term liabilities	284,312	277,019

SHAREHOLDERS' EQUITY
Common stock $0.01 par value; 150,000,000 shares authorized, 61,743,950 and 61,755,728 shares issued and outstanding in 2008 and 2007, respectively

	617	618
Additional paid-in capital	551,247	548,418
Notes receivable, shareholder	(1,727)	(1,702)
Cumulative translation adjustment	15,919	10,523
Accumulated deficit	(303,630)	(315,650)
Total shareholders' equity	262,426	242,207
	$652,028	$624,087

PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Three Months Ended
	March 31,
	2008	2007
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$12,020	$8,947
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	7,247	7,089
Amortization	4,243	3,552
Amortization of deferred financing costs	141	128
Deferred income taxes, net of effect of acquisitions	178	(1,675)
Restructuring costs	-	(130)
Payments for restructuring costs	(929)	(1,934)
Payments for discontinued operations	-	(244)
Equity-based compensation	3,462	2,775
Excess tax benefits from share-based payment arrangements	(23)	(114)
Loss on disposal of assets	-	146
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(10,664)	(7,678)
Prepaid expenses and other current assets	51	919
Accounts payable and accrued expenses	153	7,473
Total adjustments	3,859	10,307
Net cash provided by operating activities	15,879	19,254

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(13,692)	(7,250)
Business acquisitions, net of cash acquired	(138)	(412)
Net cash used in investing activities	(13,830)	(7,662)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments under borrowing arrangements	(167,880)	(94,364)
Proceeds from long-term borrowing arrangements	170,896	84,280
Excess tax benefits from share-based payment arrangements	23	114
Purchase of treasury stock, at cost	(1,027)	(371)
Exercise of stock options	219	257
Net cash provided by (used in) financing activities	2,231	(10,084)

Effect of exchange rate changes on cash and equivalents	214	(514)

NET INCREASE IN CASH AND EQUIVALENTS	4,494	994
CASH AND EQUIVALENTS, beginning of period	$18,259	$18,977
CASH AND EQUIVALENTS, end of period	$22,753	$19,971

PREMIERE GLOBAL SERVICES, INC AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended
	March 31,
	2008	2007
	(Unaudited)
Pro Forma Operating Income (1)
Operating income, as reported	$19,559	$14,747
Restructuring costs	-	(130)
Proxy-related costs	-	911
Equity-based compensation	3,462	2,775
Depreciation	(663)	-
Amortization	4,243	3,552
Pro forma operating income	$26,601	$21,855

Pro Forma Income (1)
Income from net income as reported	$12,020	$8,947
Elimination of one-time tax adjustments	(1,395)	(615)
Restructuring costs, net of taxes	-	(84)
Proxy-related costs, net of taxes	-	586
Equity-based compensation, net of taxes	2,285	1,784
Depreciation, net of taxes	(438)	-
Amortization, net of taxes	2,800	2,284
Pro forma income from net income	$15,272	$12,902

Pro Forma Diluted EPS (1)
Diluted EPS from net income, as reported	$0.20	$0.13
Elimination of one-time tax adjustments	(0.02)	(0.01)
Restructuring costs, net of taxes	-	(0.00)
Proxy-related costs, net of taxes	-	0.01
Equity-based compensation, net of taxes	0.04	0.03
Depreciation, net of taxes	(0.01)	-
Amortization, net of taxes	0.04	0.03
Pro forma diluted EPS from net income	$0.25	$0.19

(1)	Management believes that pro forma operating income, pro forma income and pro forma diluted EPS provide useful information regarding underlying trends in our continuing operations. Management expects equity-based compensation and amortization expenses to be recurring costs and presents pro forma diluted EPS from continuing operations to exclude these items as well as non-recurring items that are unrelated to our ongoing operations, including one-time tax adjustments, restructuring costs and related expenses and proxy-related costs. The portion of depreciation expense excluded from the pro forma calculations reflects management's review and adjustment of the useful economic lives of depreciable assets.

CONTACT:
Premiere Global Services, Inc.
Investor Calls
Sean O’Brien, 404-262-8462
Senior Vice President
Strategic Planning & IR